Birner Dental Management Services, Inc. Announces 2018 Second Quarter Financial Results

Revenue Increases 2.4% versus first six months 2017

New Patient Visits up 3.2% versus first six months 2017

Total Patient Visits up 3.5% versus first six months 2017

DENVER, Aug. 14, 2018 /PRNewswire/ -- Birner Dental Management Services, Inc. (OTCQX: BDMS), business services provider of PERFECT TEETH® dental practices, announced results for the quarter and six months ended June 30, 2018. For the quarter ended June 30, 2018, revenue increased $575,000, or 3.9%, to $15.4 million compared to $14.8 million for the quarter ended June 30, 2017. The Company's earnings before interest, taxes, depreciation, amortization, stock grant, stock-based compensation expense and increase in valuation of embedded derivative ("Adjusted EBITDA") increased $120,000 to $(25,000). Net loss for the quarter ended June 30, 2018 increased $128,000 to approximately $(1.0 million) compared to $(901,000) for the quarter ended June 30, 2017. Loss per share increased to $(0.55) for the quarter ended June 30, 2018 compared to $(0.48) for the quarter ended June 30, 2017.

During the quarter ended June 30, 2018, the Company had capital expenditures of $748,000 and decreased bank debt outstanding by $125,000. During the second quarter of 2018 the Company substantially completed the conversion of six of its dental practices to digital radiography.

For the six months ended June 30, 2018, revenue increased $735,000, or 2.4%, to $31.2 million. The Company's Adjusted EBITDA decreased $265,000, or 42.0%, to $366,000 for the six months ended June 30, 2018. This result includes $66,000 of one-time expenses related to accounting and valuation consulting services the Company utilized in connection with the $5 million financing of convertible senior subordinated secured notes and attached Series A convertible preferred stock by the Palm investors completed in December 2017. Net loss for the six months ended June 30, 2018 increased $381,000 to ($1.5 million) compared to $(1.1 million) for the six months ended June 30, 2017. Net loss per share increased to $(0.80) for the six months ended June 30, 2018 compared to $(0.60) for the six months ended June 30, 2017. Net loss for the quarter ended and first six months ended June 30, 2018 was negatively effected by an increase of $250,000 in the value of an embedded derivative.

The Company continues to experience strong patient flow with new patient visits up 3.2% in the first six months of 2018 compared to the first six months of 2017 and total patient visits up 3.5% in the first six months of 2018 compared to the first six months of 2017. The Company had 104 dentists at June 30, 2018 compared to 112 dentists at December 31, 2017 and 99 dentists at June 30, 2017.

The Company was unable to convert its strong patient flow to earnings due to the slow ramp in productivity from new dental professionals and decreases in hygiene and oral surgery revenues. The Company expects productivity of new dentists to increase with time and a recently hired hygiene director to assist with hygienist productivity.

The Company was not in compliance with its required EBITDA covenant under its bank loan agreement at June 30, 2018. On or before August 15, 2018 an affiliate of the Palm investors is expected to purchase $468,000 principal amount of additional notes and attached Series A preferred stock to permit the Company to regain compliance with the EBITDA covenant as permitted under the fifth amendment to the bank loan agreement.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of June 30, 2018, the Company managed 68 dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended June 30, 2018 on Tuesday, August 14, 2018 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-877-440-5804 and refer to Confirmation Code 7777351 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on August 14, 2018, the rebroadcast number is 1-888-203-1112 with the pass code of 7777351. This rebroadcast will be available through August 28, 2018.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in future periods, including improvement in operating results and dentist hiring, dentist and hygienist productivity, the amount of bank debt, compliance with debt covenants, performance of de novo offices, the payment or nonpayment of dividends, dentist count, dentist turnover and recruitment, dentist productivity, new patient visits and patient flow and the impact of certain shareholder matters. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2017. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Quarters Ended				Six Months Ended
	June 30,				June 30,
	2017		2018		2017		2018
REVENUE:
Dental practice revenue	$13,753,775		$14,405,938		$28,372,479		$29,264,013
Capitation revenue	1,025,443		947,941		2,067,419		1,911,334
	14,779,218		15,353,879		30,439,898		31,175,347

DIRECT EXPENSES:
Clinical salaries and benefits	9,252,188		9,640,816		18,718,487		19,460,892
Dental supplies	672,187		693,739		1,300,592		1,390,053
Laboratory fees	931,760		934,006		1,812,901		1,817,381
Occupancy	1,652,889		1,634,467		3,203,149		3,248,488
Advertising and marketing	167,467		140,516		337,371		271,974
Depreciation and amortization	913,693		755,819		1,878,494		1,534,520
General and administrative	1,287,012		1,304,013		2,550,637		2,639,955
	14,877,196		15,103,376		29,801,631		30,363,263

Contribution from dental offices	(97,978)		250,503		638,267		812,084

CORPORATE EXPENSES:
General and administrative	1,011,917	(1)	1,088,474	(1)	1,971,374	(2)	2,089,862	(2)
Stock grant	175,000	(3)	-		175,000	(3)	-
Depreciation and amortization	38,864		30,700		84,948		64,074

OPERATING LOSS	(1,323,759)		(868,671)		(1,593,055)		(1,341,852)
OTHER EXPENSE:
Increase in fair value of embedded derivatives	-		250,000		-		250,000
Interest expense, net	94,414		170,041		166,838		334,184

LOSS BEFORE INCOME TAXES	(1,418,173)		(1,288,712)		(1,759,893)		(1,926,036)
Income tax benefit	(516,899)		(259,677)		(633,561)		(419,009)

NET LOSS	$ (901,274)		$ (1,029,035)		$ (1,126,332)		$ (1,507,027)

Net loss per share of Common Stock - Basic	$ (0.48)		$ (0.55)		$ (0.60)		$ (0.80)

Net loss per share of Common Stock - Diluted	$ (0.48)		$ (0.55)		$ (0.60)		$ (0.80)

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,866,580		1,875,245		1,863,746		1,874,971

Diluted	1,866,580		1,875,245		1,863,746		1,874,971

(1)	Corporate expenses - general and administrative includes $51,019 and $56,668 of stock-based compensation expense pursuant to ASC Topic 718 for the quarters ended June 30, 2017 and 2018, respectively.

(2)

Corporate expenses - general and administrative includes $86,255 and $109,644 of stock-based compensation expense pursuant to ASC Topic 718 for the six months ended June 30, 2017 and 2018, respectively.

(3)

The Company issued 12,500 shares of Common Stock under a settlement agreement with an activist shareholder group.   The shares were values at $175,000 based on the closing price of the Common Stock on the date of the grant.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	June 30,
ASSETS	2017	2018
CURRENT ASSETS:
Cash	$ 1,888,828	$ 350,419
Accounts receivable, net of allowance for doubtful
accounts of approximately $500,000 and $475,000, respectively	3,772,514	4,205,245
Note receivable	33,768	17,309
Deferred tax asset, net	-	242,657
Prepaid expenses and other assets	655,310	866,809

Total current assets	6,350,420	5,682,439

PROPERTY AND EQUIPMENT, net	5,016,141	4,713,348

OTHER NONCURRENT ASSETS:
Intangible assets, net	5,876,053	5,453,770
Deferred charges and other assets	163,991	163,991

Total assets	$ 17,406,605	$ 16,013,548

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$ 4,210,521	$ 3,415,887
Accrued expenses	777,863	705,831
Accrued payroll and related expenses	2,009,720	2,594,949
Current maturities of long-term debt	750,000	6,189,590

Total current liabilities	7,748,104	12,906,257

LONG-TERM LIABILITIES:
Deferred tax liability, net	101,482	-
Bank credit facilities, net	5,684,085	-
Convertible senior subordinated secured notes, net	4,445,862	4,619,745
Other long-term obligations	1,190,811	1,424,059

Total liabilities	19,170,344	18,950,061

SERIES A PREFERRED STOCK, no par value, 100 shares authorized,
10 shares outstanding	10,000	10,000

SERIES B PREFERRED STOCK, no par value, 2,000,000 shares
authorized, none outstanding	-	-

SHAREHOLDERS' EQUITY / (DEFICIT):
Preferred Stock, no par value, 7,999,900 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,872,761and 1,878,761 shares issued and outstanding, respectively	2,060,208	2,169,852
Accumulated deficit	(3,833,947)	(5,116,365)

Total shareholders' deficit	(1,773,739)	(2,946,513)

Total liabilities and shareholders' deficit	$ 17,406,605	$ 16,013,548

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net loss can be made by adding depreciation and amortization expense - offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net, stock grant expense, increase in valuation of embedded derivative and income tax benefit to net loss as in the table below.

	Quarters		Six Months
	Ended June 30,		Ended June 30,
	2017	2018	2017	2018
RECONCILIATION OF ADJUSTED EBITDA:
Net loss	($901,274)	($1,029,035)	($1,126,332)	($1,507,027)
Add back:
Depreciation and amortization - Offices	913,693	755,819	1,878,494	1,534,520
Depreciation and amortization - Corporate	38,864	30,700	84,948	64,074
Stock-based compensation expense	51,019	56,668	86,255	109,644
Interest expense, net	94,414	170,041	166,838	334,184
Stock grant	175,000	-	175,000	-
Increase in valuation of embedded derivatives	-	250,000	-	250,000
Income tax benefit	(516,899)	(259,677)	(633,561)	(419,009)

Adjusted EBITDA	($145,183)	($25,484)	$631,642	$366,386